Exhibit 2.1

Execution Copy

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CARTER BANK & TRUST

AND

BANK BUILDING CORPORATION

Dated as of January 8, 2008

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of January 8, 2008, by and among CARTER BANK & TRUST, a Virginia corporation (the “Purchaser”), and BANK BUILDING CORPORATION, a Virginia corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of the Purchaser and the Company have determined that it is in the best interests of their respective stockholders that the businesses and operations of the Purchaser and the Company be combined and have approved and adopted this Agreement and the merger of the Company with and into the Purchaser (the “Merger”), with the Purchaser to be the surviving corporation of such Merger, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Agreement.

“Agreement” shall mean this Agreement, together with the Annexes, Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

Section 1.2. Alternative Transaction Notice.

“Alternative Transaction Notice” shall have the meaning given in Section 6.7(b) hereof.

Section 1.3. Appraised Value.

“Appraised Value” shall mean 97% of the fair market value of the Owned Real Property of the Company as determined by certified appraisals in accordance with Section 6.2.

Section 1.4. Articles of Merger.

“Articles of Merger” shall have the meaning given in Section 2.3 hereof.

Section 1.5. Benefit Plans.

“Benefit Plans” shall have the meaning given in Section 4.14(a) hereof.

Section 1.6. Certificates.

“Certificates” shall mean the certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock.

Section 1.7. Closing; Closing Date.

“Closing” shall mean the closing held pursuant to Section 2.2 hereof, and “Closing Date” shall mean the date on which the Closing occurs.

Section 1.8. Code.

“Code” shall mean, as appropriate, the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

Section 1.9. Company.

“Company” shall mean Bank Building Corporation, a Virginia corporation.

Section 1.10. Company Acquisition Agreement.

“Company Acquisition Agreement” shall have the meaning given in Section 6.7(b) hereof.

Section 1.11. Company Board Recommendation.

“Company Board Recommendation” shall have the meaning given in Section 6.7(b) hereof.

Section 1.12. Company Common Stock.

“Company Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.13. Company Financial Advisor.

“Company Financial Advisor” shall mean Davenport & Company LLC, financial advisor to the Company.

Section 1.14. Company Intellectual Property.

“Company Intellectual Property” shall have the meaning given in Section 5.19 hereof.

Section 1.15. Company Stockholder Approval.

“Company Stockholder Approval” shall mean the affirmative vote (in person or by proxy) of the holders of at least 66 2/3% of the outstanding shares of Company Common Stock at the Special Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement.

Section 1.16. Confidentiality Agreement.

“Confidentiality Agreement” shall have the meaning given in Section 6.7(a) hereof.

Section 1.17. Contracts.

“Contracts” shall mean contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, written or oral.

Section 1.18. CRA.

“CRA” shall have the meaning given in Section 4.8(c) hereof.

Section 1.19. Deferred Tax Amount.

“Deferred Tax Amount” shall mean 35% of the amount by which the Appraised Value exceeds the Tax basis of the Owned Real Property of the Company as of December 31, 2007.

Section 1.20. Dissenting Shares.

“Dissenting Shares” shall have the meaning given in Section 3.5 hereof.

Section 1.21. Effective Time.

“Effective Time” shall have the meaning given in Section 2.3 hereof.

Section 1.22. Environmental Claim.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (in each case in writing) by any Person, alleging noncompliance, violation or potential liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, or related to (x) the presence, release or threatened release of any Hazardous Materials, or (y) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit.

Section 1.23. Environmental Laws.

“Environmental Laws” shall mean any Law, rule, ordinance, code, policy, rule of common Law and regulations relating to pollution or protection of human health (excluding OSHA) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to environmental releases or threatened environmental releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Section 1.24. ERISA.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.25. Exchange Act.

“Exchange Act” shall have the meaning given in Section 4.5 hereof.

Section 1.26. FDIC.

“FDIC” shall have the meaning given in Section 4.1(a) hereof.

Section 1.27. GAAP.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

Section 1.28. Governmental Authority.

“Governmental Authority” shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

Section 1.29. Hazardous Materials.

“Hazardous Materials” shall mean: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (“PCBs”) above regulated levels and radon gas; and (ii) any chemicals, materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental Authority.

Section 1.30. Knowledge of the Company.

“Knowledge of the Company” shall mean the actual knowledge, after reasonable inquiry, of the senior executive officers of the Company and its Subsidiary.

Section 1.31. Knowledge of the Purchaser.

“Knowledge of the Purchaser” shall mean the actual knowledge, after reasonable inquiry, of the senior executive officers of the Purchaser and its Subsidiaries.

Section 1.32. Law.

“Law” shall mean any federal, state, foreign, supranational, provincial, local or other law or treaty or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

Section 1.33. Leased Real Property.

“Leased Real Property” shall have the meaning given it in Section 5.12(b) hereof.

Section 1.34. Letter of Transmittal.

“Letter of Transmittal” shall have the meaning given in Section 3.2(a) hereof.

Section 1.35. Liens.

“Liens” shall mean all liens, pledges, security interests and transfer restrictions or other encumbrances.

Section 1.36. Material Adverse Effect.

“Material Adverse Effect” shall mean any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Company and its Subsidiaries, taken as a whole, or to the ability of the Company to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the Purchaser has knowledge of such effect or change on the date hereof), excluding any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets, (d) changes in GAAP, (e) changes in Laws or other binding directives issued by any Governmental Entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, other than to the extent that any adverse change, event, development, or effect referred to in each of clauses (a) through (f) has had or would reasonably be expected to have a disproportionately adverse effect on the Company and its Subsidiaries as generally compared to other participants in the industries in which Company and its Subsidiaries conduct business.

Section 1.37. Merger.

“Merger” shall mean the merger of the Company with and into the Purchaser, to be effective at the Effective Time.

Section 1.38. Merger Consideration.

“Merger Consideration” shall have the meaning given in Section 3.1(a) hereof.

Section 1.39. OREO.

“OREO” shall have the meaning given in Section 4.17(b) hereof.

Section 1.40. Other Assets.

“Other Assets” shall mean the book value calculated in accordance with GAAP as of December 31, 2007 of all of the assets of the Company except for the Owned Real Property of the Company.

Section 1.41. Owned Real Property.

“Owned Real Property” shall have the meaning given in Section 5.12(a) hereof.

Section 1.42. Permits.

“Permits” shall mean permits, licenses and governmental authorizations, registrations and approvals.

Section 1.43. Permitted Liens.

“Permitted Liens” shall mean Liens specifically disclosed on the balance sheet referenced in Section 5.5; Liens for Taxes not yet due or being contested in good faith (and, with respect to those being contested, for which adequate accruals or reserves have been established on the balance sheet referenced in Section 5.5); or Liens that do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

Section 1.44. Person.

“Person” shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

Section 1.45. Proxy Statement.

“Proxy Statement” shall mean the proxy statement/offering circular of the Company and the Purchaser distributed to the stockholders of the Company in connection with the Special Meeting.

Section 1.46. Purchaser.

“Purchaser” shall mean Carter Bank & Trust, a Virginia banking corporation.

Section 1.47. Purchaser Common Stock.

“Purchaser Common Stock” shall mean the common stock, $1.00 par value per share, of the Purchaser.

Section 1.48. Purchaser Financial Advisor.

“Purchaser Financial Advisor” shall mean Boxwood Partners, LLC, financial advisor to the Purchaser.

Section 1.49. Purchaser Intellectual Property.

“Purchaser Intellectual Property” shall have the meaning given in Section 4.22 hereof.

Section 1.50. Real Property Lease.

“Real Property Lease” shall have the meaning given in Section 5.12(b) hereof.

Section 1.51. Representatives.

“Representatives” shall have the meaning given in Section 6.7(a) hereof.

Section 1.52. Restraints.

“Restraints” shall have the meaning given in Section 7.1(b) hereof.

Section 1.53. SCC.

“SCC” shall have the meaning given in Section 2.3 hereof.

Section 1.54. SEC.

“SEC” shall have the meaning given in Section 5.4 hereof.

Section 1.55. Securities Act.

“Securities Act” shall have the meaning given in Section 4.20(a)(i) hereof.

Section 1.56. Securities Law Documents.

“Securities Law Documents” shall have the meaning given in Section 4.5 hereof.

Section 1.57. Shares.

“Shares” shall mean shares of Company Common Stock.

Section 1.58. Special Meeting.

“Special Meeting” shall have the meaning given in Section 6.3(a) hereof.

Section 1.59. Subsidiary; Subsidiaries.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary (collectively, “Subsidiaries”).

Section 1.60. Tax Returns.

“Tax Returns” shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes.

Section 1.61. Taxes.

“Taxes” shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including, without limitation, income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, whether disputed or not, together with any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

Section 1.62. Termination Fee.

“Termination Fee” shall have the meaning given in Section 8.3(a) hereof.

Section 1.63. Total Liabilities.

“Total Liabilities” shall mean the carrying amount of all of the liabilities of the Company as calculated in accordance with GAAP as of December 31, 2007.

Section 1.64. Transfer Agent.

“Transfer Agent” shall mean the Purchaser.

Section 1.65. VSCA.

“VSCA” shall mean the Virginia Stock Corporation Act.

Section 1.66. Walk-Away Date.

“Walk-Away Date” shall have the meaning given in Section 8.1(b)(i) hereof.

ARTICLE II

THE MERGER

Section 2.1. The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, the Company shall be merged with and into the Purchaser at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease, and the Purchaser shall continue as the surviving corporation (the Purchaser is sometimes hereinafter referred to as a “Constituent Corporation” and, as the context requires, the Purchaser is sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue under the name “Carter Bank & Trust.”

Section 2.2. Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 hereof, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, on the third business day following satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (the “Closing Date”), at the offices of Troutman Sanders, LLP, 1001 Haxall Point, Richmond, Virginia 23219, unless another date, time or place is agreed to in writing by the parties hereto.

Section 2.3. Effective Time of the Merger.

Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing properly executed articles of merger together with the related plan of merger meeting the requirements of Section 13.1-716 of the VSCA (the “Articles of Merger”) with the State Corporation Commission of Virginia (the “SCC”), in accordance with the provisions of the VSCA, as soon as practicable on or after the Closing Date. The Merger shall become effective at the time a certificate of merger is issued by the SCC, or at such later date or time as the Purchaser and the Company shall agree and as specified in the Articles of Merger (the “Effective Time”).

Section 2.4. Effects of the Merger.

(a) The Merger shall have the effects as set in this Agreement and Section 13.1-721 of the VSCA.

(b) The Articles of Incorporation of the Purchaser immediately prior to the Effective Time shall be, from and after the Effective Time, the Articles of Incorporation of the Surviving Corporation, until thereafter duly amended in accordance with the terms thereof and the VSCA.

(c) The Bylaws of the Purchaser immediately prior to the Effective Time shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with the terms thereof, the Articles of Incorporation and the VSCA.

(d) The directors and the officers of the Purchaser immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF

THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES;

COMPANY STOCK OPTIONS

Section 3.1. Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company or the holder of any Shares or the holder of any capital stock of the Purchaser:

(a) Capital Stock of the Company. Each Share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be converted into and become that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation, equal to the greater of (i) 2.255 or (ii) the number that is derived by taking the Appraised Value plus Other Assets less Total Liabilities less two-thirds of the Deferred Tax Amount and dividing the resulting number by 398,244 and then dividing the per share result by $9.25 (the “Merger Consideration”).

(b) Cancellation of Shares. Each Share of Company Common Stock and all other shares of capital stock of the Company that are owned, directly or indirectly, by the Company or any wholly owned Subsidiary of the Company (except for Shares owned on behalf of third parties) and all Shares of Company Common Stock and all other shares of capital stock of the Company that are owned, directly or indirectly, by the Purchaser or any other wholly owned Subsidiary of the Purchaser (except for Shares owned on behalf of third parties) shall be automatically canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(c) Capital Stock of the Purchaser. Each share of the capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall remain a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d) All Shares of Company Common Stock, when converted as provided in Section 3.1(a), no longer shall be outstanding and automatically shall be canceled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration and shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such Shares shall have been converted.

(e) The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Company Common Stock except as otherwise provided herein or by Law and, upon the surrender of Certificates in accordance with the provisions of Section 3.2, such Certificates shall represent only the right to receive the Merger Consideration to be exchanged in consideration therefore and shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such Shares shall have been converted.

(f) Fractional Shares. No certificates or scrip representing fractional shares of the Purchaser Common Stock shall be issued, and no holder of shares of Company Common Stock shall be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Purchaser that would otherwise be issued as fractional shares to such stockholder. In lieu of any fractional shares of stock that would otherwise be issued, each stockholder that would have been entitled to receive a fractional share of the Purchaser Common Stock shall, upon proper surrender of such person’s Certificates, receive a cash payment equal to such fraction multiplied by $9.25.

Section 3.2. Notices to Stockholders; Payment for Shares.

(a) Notices to Stockholders. As promptly as practicable after the Effective Time, the Surviving Corporation shall, or shall cause the Transfer Agent to, mail to each holder of record of Common Stock prior to the Effective Time (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent, and which letter shall be in customary form and have such other provisions as the Purchaser may reasonably specify (the “Letter of Transmittal”), and (ii) instructions for effecting the surrender of such Certificates for exchange.

(b) Exchange. Upon surrender of a Certificate for cancellation to the Transfer Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Transfer Agent) the holder of such Certificate shall be entitled to receive in respect thereof the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled.

(c) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser, the posting by such Person of a bond, in such reasonable amount as the Purchaser may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Transfer Agent will pay, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration pursuant to this Section 3.2.

(d) Withholding. Each of the Transfer Agent and the Purchaser will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Law related to Taxes. To the extent that amounts are so withheld by the Transfer Agent or Purchaser, as the case may be, such withheld amounts (i) will be remitted by the Transfer Agent or the Purchaser, as the case may be, to the applicable Governmental Authority, and (ii) will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Purchaser.

Section 3.3. Stock Transfer Books.

At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares of Company Common Stock thereafter on the records of the Surviving Corporation.

Section 3.4. Adjustments.

Notwithstanding any provision of this Article III to the contrary, during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period (or the occurrence of any similar events), the Merger Consideration shall be appropriately adjusted to reflect such reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon or similar event.

Section 3.5. Appraisal Rights.

Notwithstanding any other provision of this Agreement to the contrary, each Share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 13.1-730 of the VSCA (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such Shares instead shall, from and after the Effective Time, be canceled and shall cease to exist and shall represent only the right to receive payment of the appraised value of such Shares of Company Common Stock held by them in accordance with the provisions of such Section 13.1-730 (less any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law), except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares of Company Common Stock under such Section 13.1-730 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Article III hereof, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Shares of Company Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

Section 4.1. Organization.

(a) The Purchaser is a Virginia banking corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, is in compliance in all material respects with all rules and regulations promulgated by the Federal Deposit Insurance Corporation (the “FDIC”), has all requisite corporate power any authority to carry on its business as now being conducted and to own and operate all of its assets, properties and business, is an “insured bank” as defined in the Federal Insurance Deposit Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by Law by the Deposit Insurance Fund of the FDIC.

(b) Schedule 4.1 constitutes a true and complete list of all of the Subsidiaries of the Purchaser. Each of the Purchaser’s Subsidiaries is a Virginia corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia its jurisdiction of organization.

(c) The Purchaser and each of its Subsidiaries has full corporate or other entity power to carry on their respective business as it is now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Purchaser and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where the failure to be so licensed, qualified or in good standing would have or could reasonably be expected to have a Material Adverse Effect.

Section 4.2. Authority Relative to this Agreement.

The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by the Purchaser are within the corporate power of the Purchaser. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser, and no other corporate or stockholder proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms.

Section 4.3. Capitalization.

(a) As of December 31, 2007, the authorized capital stock of the Purchaser consists of (a) 100,000,000 shares of common stock, par value $1.00 per share (“Purchaser Common

Stock”), of which there were 24,996,572 shares issued and outstanding. The Purchaser has not issued any options, warrants, conversion privileges, or other rights to purchase or otherwise acquire any authorized but unissued shares of the Purchaser Common Stock or other proprietary interests. All issued and outstanding shares of the Purchaser Common Stock or other equity interests of the Purchaser have been duly authorized and validly issued and are, fully paid, nonassessable and free of preemptive and similar rights in favor of third parties and have not been and shall not be issued in violation of any federal or state securities Laws. The shares of the Purchaser Common Stock to be issued and delivered as part of the Merger Consideration shall be, at the time of issuance and delivery, duly authorized, fully paid, nonassessable and free of preemptive and similar rights in favor of third parties and shall not be issued in violation of any federal or state securities Laws.

(b) All of the outstanding equity interests of the Purchaser’s Subsidiaries are owned by the Purchaser, directly or indirectly, free and clear of all Liens, claims, charges or encumbrances. Except as set forth in the Purchaser’s Securities Law Documents, there are no outstanding securities, options, warrants, calls, subscriptions, rights or Contracts to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound, granting to any third party the right to purchase or acquire any capital stock of or any equity interests in the Purchaser or any of its Subsidiaries, and there are no put rights or Contracts pursuant to which the Purchaser any of its Subsidiaries is bound to repurchase any shares of its capital stock or equity interests. Except as set forth in the Purchaser’s Securities Law Documents, the Purchaser does not own any equity interest in any entity other than its Subsidiaries.

Section 4.4. Consents and Approvals; No Violations.

(a) No material Permit, authorization, consents or approvals of, or filings with or registrations with any court, administrative agency or commission or other Governmental Authority or instrumentality or with any third party are required to be made or obtained by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or to consummate the Merger except for (i) filings of applications or notices with the Virginia Bureau of Financial Institutions for the Merger and (ii) the filings or Articles of Merger with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act, (iii) the filing of the Proxy Statement with the FDIC, (iv) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” Laws of certain states in connection with the issuance of the Purchaser Common Stock in the Merger, and (v) receipt of any other consents or approvals that would be obtained by the Purchaser prior to the Effective Time.

(b) Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Purchaser will (x) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of the Purchaser or any of its Subsidiaries, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Purchaser with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which the Purchaser or any of its Subsidiaries is a party or by which it or any of them or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its Subsidiaries or any of their properties or assets except, in the case of subsections (y) and (z) above, for violations, breaches or defaults that will not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.5. Financial Statements.

The Purchaser, which is a reporting bank under applicable Law, represents and warrants to the Company that its annual report on Form 10-K for the fiscal year ended December 31, 2006, and all other reports, proxy statements or information statements filed or furnished or to be filed or furnished by it subsequent to December 31, 2006 under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable Law, in the form filed or furnished or to be filed or furnished (collectively, the Purchaser’s “Securities Law Documents”) with the FDIC, as of the date filed or furnished, (i) complied or will comply in all material respects as to form with the applicable requirements under the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and each of the statements of financial condition contained in or incorporated by reference into any such Securities Law Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Purchaser filing such Securities Law Documents as of its date, and each of the statements of income and change in stockholders’ equity and cashflows or equivalent statements in such Securities Law Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, change in stockholders’ equity and changes in cashflows, as the case may be, of the Purchaser filing such Securities Law Documents for the periods to which they relate, in each case in accordance with GAAP consistently applied during the period involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

Section 4.6. Absence of Undisclosed Liabilities.

The Purchaser and its Subsidiaries have not incurred any liabilities or obligations that would be required to be reflected or reserved against in a consolidated balance sheet of the Purchaser and its consolidated Subsidiaries prepared in accordance with GAAP in a manner consistent with the Financial Statements except (i) as reflected in the Financial Statements and (ii) for liabilities and obligations incurred in the ordinary course of business since September 30, 2007, none of which is individually or in the aggregate reasonably likely to be material to the Purchaser and its Subsidiaries, taken as a whole.

Section 4.7. Events Subsequent to Latest Financial Statements.

(a) Since September 30, 2007, through the date hereof, there have not been any events, changes, conditions, developments or occurrences that, individually or in the aggregate, have had or would be reasonably be expected to have a Material Adverse Effect and, other than as expressly required by this Agreement, the Purchaser and its Subsidiaries have conducted their business in the ordinary course, in substantially the same manner in which it has been previously conducted, none of the Purchaser or any of its Subsidiaries has:

(i) amended its Organizational Documents;

(ii) purchased, redeemed, retired or otherwise acquired any shares of any of its capital stock;

(iii) issued any capital stock or any security convertible into capital stock; granted any registration rights; or declared or paid any dividend or other distribution in respect of shares of its capital stock;

(iv) except as required by GAAP or required by a change in applicable Law, statute, rule or regulation, (i) made any change in its accounting principles or the methods by which such principles are applied for financial accounting purposes or (ii) revalued any of its assets;

(v) granted any stock options or rights to purchase shares of its capital stock (except for routine employee stock option grants in the ordinary course of business consistent with past practice);

(vi) accelerated, amended or changed the period of vesting or exercisability of stock options or other rights;

(vii) merged or consolidated with, purchased substantially all of the assets of, or otherwise acquired any business or any Person;

(viii) declared or paid dividends on any of its capital stock except intercompany dividends and distributions in the ordinary course of business consistent with past practice; or

(ix) entered into any agreement, whether oral or written, to do any of the foregoing.

Section 4.8. Regulatory Matters.

(a) Neither the Purchaser nor any of its properties is a party to or is subject to any cease and desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FDIC).

(b) The Purchaser has not been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter of similar submission.

(c) With the exception of routine investigation of consumer complaints, the Purchaser has not been advised by any Governmental Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute.

Section 4.9. Legal Proceedings; Compliance with Laws.

There are no actions, suits or proceedings instituted or pending or, to the Knowledge of the Purchaser, threatened or probable of assertion against the Purchaser, or against any property, asset, interest or right of the Purchaser, that are reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the financial condition of the Purchaser or that are reasonably expected to threaten or impede the consummation of the Merger. The Purchaser is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a Material Adverse Effect on the Purchaser. To the Knowledge of the Purchaser, the Purchaser has complied in all material respects with all Laws, ordinances, requirements, regulations or orders applicable to its business (including environmental Laws, ordinances, requirements, regulations or orders).

Section 4.10. Reports.

Since December 31, 2006, the Purchaser has filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with a Governmental Authority, and, to the Knowledge of the Purchaser, any other governmental or regulatory authority or agency having jurisdiction over its operations.

Section 4.11. Labor Relations.

The Purchaser is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the Knowledge of the Purchaser, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

Section 4.12. Tax Matters.

The Purchaser has filed all federal, state and local Tax Returns and reports required to be filed, and all Taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the Financial Statements for the Purchaser. Except to the extent that liabilities therefor are specifically reflected in the Financial Statements for the Purchaser, there are no federal, state or local Tax liabilities of the Purchaser other than liabilities that have arisen since the date of such financial statements, all of which have been properly accrued or otherwise provided for on the books and records of the Purchaser. No Tax Return or report of the Purchaser is under examination by any Taxing authority or the subject of any administrative or judicial proceeding, and no unpaid Tax deficiency has been asserted against the Purchaser by any Taxing authority, which in each case might reasonably be expected to have a material adverse effect on the Purchaser.

Section 4.13. Property.

Except as disclosed or reserved against in the Financial Statements for the Purchaser, the Purchaser has good and marketable title, free and clear of all material Liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Financial Statements for the Purchaser as being owned by the Purchaser as of the dates thereof. To the Knowledge of the Purchaser, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the Purchaser are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws. The buildings, structures, and appurtenances owned, leased, or occupied by the Purchaser are in good operating condition and in a state of good maintenance and repair, and to the Knowledge of the Purchaser (i) comply in all material respects with applicable zoning and other municipal Laws and regulations, and (ii) there are no latent defects therein.

Section 4.14. Employee Benefit Plans.

(a) The Purchaser has made available true and complete copies of all material pension, retirement (including supplemental retirement), profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans or agreements, all life insurance plans or agreements and all other material employee benefit or fringe benefit plans or agreements, including, without limitation, all “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently or within the last five years adopted, maintained by, sponsored in whole or in part by, or contributed to by the Purchaser or any of its affiliates for the benefit of employees, directors, retirees or other beneficiaries eligible to participate (collectively, the “Benefit Plans”). Any of the Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “ERISA Plan.” No Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(b) All Benefit Plans are in compliance in all material respects with the applicable terms of ERISA and the Code and any other applicable Laws, rules and regulations (including, without limitation, applicable Tax qualification, reporting and disclosure, funding, fiduciary responsibility, and COBRA health care continuation coverage requirements) the breach or violation of which could result in a material liability to the Purchaser or any of its affiliates on a consolidated basis.

(c) No ERISA Plan is a defined benefit pension plan subject to Part IV of Title I of ERISA or Code Section 412.

(d) Neither the execution nor delivery of this Agreement nor the consummation of the transactions or events contemplated hereby will (a) result in any payment or the provision of any benefit (including, without limitation, an increase in, acceleration of payment of or an acceleration of vesting of any compensation, benefit or other right under any Benefit Plan) to any current or former employee, director or agent of the Purchaser or any of its affiliates or (b) result in the making by the Purchaser or any of its affiliates of, or the imposition of any excise Tax under Code Section 4999 on, any excess parachute payment (as defined in Code Section 280G).

Section 4.15. Investment Securities.

Except for pledges to secure public deposits, none of the investment securities reflected in the Financial Statements for the Purchaser is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time except as their disposal may be affected by GAAP applicable to the classification of securities.

Section 4.16. Insurance.

A complete list of all policies or binders of fire, liability, product liability, workmen’s compensation, vehicular and other insurance held by or on behalf of the Purchaser and its Subsidiaries has been provided to the Company. All such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by the Purchaser and its Subsidiaries. The Purchaser and its Subsidiaries are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. The Purchaser and its Subsidiaries have not received notice of cancellation or nonrenewal of any such policy or binder. To the Knowledge of the Purchaser, there is no inaccuracy in any application for such policies or binders, failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. The Purchaser and its Subsidiaries have not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

Section 4.17. Loans, OREO, and Allowance for Loan Losses.

(a) Except for matters which individually or in the aggregate do not materially adversely affect the financial condition of the Purchaser or its Subsidiaries, to the Knowledge of the Purchaser each loan reflected as an asset in the financial statements for the Purchaser or its Subsidiaries (A) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The classification on the books and records of the Purchaser or its Subsidiaries of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, other real estate owned (“OREO”) or other similar classification, complies in all material respects with GAAP and applicable regulatory accounting principles.

(c) Except for Liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the Financial Statements for the Purchaser or its Subsidiaries or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and the Purchaser has not received any notice of denial of any such claim.

(d) The Purchaser and its Subsidiaries are in possession of all of the OREO. No legal proceeding or quasi-legal proceeding is pending or, to the Knowledge of the Purchaser, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

(e) All loans made by the Purchaser or its Subsidiaries to facilitate the disposition of OREO are performing in accordance with their terms.

(f) The allowance for possible loan losses shown on the Financial Statements for the Purchaser was, and the allowance for possible loan losses shown on the financial statements of the Purchaser as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the Purchaser and its Subsidiaries and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Purchaser and its Subsidiaries.

Section 4.18. Environmental Matters.

(a) The Purchaser and its Subsidiaries are in material compliance with all Environmental Laws. The Purchaser or any of its Subsidiaries has not received any communication alleging that the Purchaser or any of its Subsidiaries is not in such compliance and, to the best Knowledge of the Purchaser, without the duty to conduct any additional investigation, there are not present circumstances that would prevent or interfere with the continuation of such compliance.

(b) The Purchaser and its Subsidiaries have not received notice of pending, and are not aware of any threatened, legal, administrative, arbitral or other proceedings, asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition of, any material liability arising under any Environmental Laws upon (i) the Purchaser or any of its Subsidiaries, (ii) any Person or entity whose liability for any Environmental Claim the Purchaser or any of its Subsidiaries has or may have retained either contractually or by operation of Law, (iii) any real or personal property owned or leased by the Purchaser or any of its Subsidiaries, or any real or personal property which the Purchaser or any of its Subsidiaries has been, or is, judged to have managed or to have supervised or to have participated in the management of, or (iv) any real or personal property in which the Purchaser or any of its Subsidiaries holds a security interest securing a loan recorded on the books of the Purchaser. The Purchaser or any of its Subsidiaries is not subject to any agreement, order, judgment, decree or memorandum by or with any court, Governmental Authority, regulatory agency or third party imposing any such liability.

(c) With respect to all real and personal property owned or leased by the Purchaser or any of its Subsidiaries, or all real and personal property which the Purchaser has been, or is, judged to have managed or to have supervised or to have participated in the management of, the Purchaser will promptly provide access to copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. To the Knowledge of the Purchaser, the Purchaser and its Subsidiaries are in compliance in all material respects with all recommendations contained in any such environmental audits, analyses and surveys.

(d) To the Knowledge of the Purchaser, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against the Purchaser or any of its Subsidiaries or against any Person or entity whose liability for any Environmental Claim the Purchaser or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law.

Section 4.19. Fees and Expenses of Brokers and Others.

Neither the Purchaser nor any of its Subsidiaries (i) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (ii) is committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated by this Agreement or (iii) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except in each case that the Purchaser has engaged the Purchaser Financial Advisor to represent it in connection with such transactions and shall pay all of the Purchaser Financial Advisor’s fees and expenses in connection with such engagement.

Section 4.20. Proxy Statement.

(a) At the time the Proxy Statement is mailed to the stockholders of the Company for the solicitation of proxies for the Company Stockholder Approval and at all times subsequent to such mailings up to and including the times of such approvals, such Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Purchaser, this Agreement, the Merger and all other transactions contemplated hereby that has been furnished in writing by the Purchaser expressly for inclusion therein, will:

(i) comply in all material respects with applicable provisions of the Securities Act of 1933 (the “Securities Act”), the Exchange Act and the rules and regulations under such Acts, to the extent such Laws, rules and regulations, or any of them are applicable; and

(ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

Section 4.21. Material Contracts.

Each of the Contracts required by applicable Law to be filed as an exhibit to the Purchaser’s Securities Law Documents has been so filed, is valid and binding on the Purchaser or any of its Subsidiaries, as the case may be, and, to the Knowledge of the Purchaser, on each counterparty and is in full force and effect, and neither the Purchaser nor any of its Subsidiaries, nor, to the Knowledge of the Purchaser, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Purchaser or any of its Subsidiaries, or, to the Knowledge of the Purchaser, any other party thereto, except for such failures to be valid, binding or in full force and effect and such breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 4.22. Intellectual Property.

Except for those matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Purchaser or one of its Subsidiaries exclusively owns, without restrictions, or is licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that are used in the business of the Purchaser or any of its Subsidiaries as currently conducted (the “Purchaser Intellectual Property”). Neither the Purchaser nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Purchaser’s obligations hereunder will be, in material violation of, or lose any material rights pursuant to, any the Purchaser Intellectual Property. All granted and issued patents and all registered trademarks and service marks and all copyrights held by the Purchaser or any of its Subsidiaries are valid, enforceable and subsisting. To the Knowledge of the Purchaser, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Purchaser Intellectual Property by any third Person, including, without limitation, any employee or former employee.

Section 4.23. State Takeover Statutes.

The Board of Directors of the Purchaser has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the provisions of Article 14 and Article 14.1 of the VSCA. To the Knowledge of the Purchaser, no other state takeover, “moratorium,” “fair price,” “affiliate transaction” or similar statute or regulation under any Law is applicable to this Agreement and the transactions contemplated hereby.

Section 4.24. Books and Records.

The stock record books and minute book of the Purchaser and its Subsidiaries which have been made available to the Company are complete and correct in all material respects.

Section 4.25. Affiliate Transactions.

Except as disclosed in the Purchaser’s Securities Law Documents, neither the Company nor its Subsidiary is a party to any agreement with any Affiliate or any stockholder of the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

Section 5.1. Organization, Standing and Corporate Power.

(a) The Company is a Virginia corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia. The Company’s subsidiary Blackstone Properties L.L.C., is a duly formed limited liability company, validly existing and in good standing under the Laws of the Commonwealth of Virginia. True, complete and correct copies of the Articles of Incorporation and Bylaws of the Company and true, complete and correct copies of the Articles of Organization and the Operating Agreement of the Company’s Subsidiary, have been made available to the Purchaser.

(b) The Company and its Subsidiary have full corporate or other entity power to carry on their respective business as it is now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Company and its Subsidiary are duly licensed or qualified to do business and is in good standing in each jurisdiction where the failure to be so licensed, qualified or in good standing would have or could reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authority Relative to this Agreement.

(a) The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by the Company are within the corporate power of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) The Company’s Board of Directors at a meeting duly called and held, has unanimously (i) approved and adopted this Agreement and approved the transactions contemplated hereby, including the Merger, (ii) determined that the Merger is advisable and fair to and in the best interests of, the stockholders of the Company, and (iii) resolved to submit this Agreement to the stockholders of the Company for approval and recommend that the stockholders of the Company approve this Agreement.

Section 5.3. Capitalization.

(a) As of December 31, 2007, the authorized capital stock of the Company consists of (a) 400,000 shares of common stock, no par value per share (“Company Common Stock”), of which there were 398,244 shares issued and outstanding. The Purchaser has not issued any options, warrants, conversion privileges, or other rights to purchase or otherwise acquire any authorized but unissued shares of the Purchaser Common Stock or other proprietary interests. All outstanding Shares of Company Common Stock and all outstanding shares of Company Common Stock or other equity interests of the Company or any of its Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive and similar rights in favor of third parties and have not been issued in violation of any federal or state securities Laws. The Company has never declared or paid any dividend on any of the Company Common Stock.

(b) All of the outstanding membership interests and other equity interests in the Company’s Subsidiary are owned by the Company, directly or indirectly, free and clear of all Liens, claims, charges or encumbrances. There are no outstanding securities, options, warrants, calls, subscriptions, rights or Contracts to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound, granting to any third party the right to purchase or acquire any capital stock of or any equity interests in the Company or its Subsidiary, and there are no put rights or Contracts pursuant to which the Company or its Subsidiary is bound to repurchase any shares of its capital stock or equity interests. The Company does not own any equity interest in any entity other than its Subsidiary.

Section 5.4. Consents and Approvals; No Violations.

(a) No material Permit, authorization, consents or approvals of, or filings with or registrations with any court, administrative agency or commission or other Governmental Authority or instrumentality or with any third party are required to be made or obtained by the Company in connection with the execution, delivery and performance by the Company of this Agreement or to consummate the Merger except for (i) filings of applications or notices with the Virginia Bureau of Financial Institutions for the Merger and (ii) the filings or Articles of Merger with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”), (iv) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” Laws of certain states in connection with the issuance of the Company Common Stock in the Merger, and (v) receipt of any other consents or approvals that would be obtained by the Company prior to the Effective Time.

(b) Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will (x) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of the Company or its Subsidiary, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of the Company or its Subsidiary with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which the Company or its Subsidiary is a party or by which either of them or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiary or any of their properties or assets except, in the case of subsections (y) and (z) above, for violations, breaches or defaults that will not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 5.5. Financial Statements.

The Company represents and warrants to the Purchaser that its annual report on Form 10-KSB for the fiscal year ended December 31, 2006, and all of its other Securities Law Documents in the form filed or furnished with the SEC, as of the date filed or furnished, (i) complied or will comply in all material respects as to form with the applicable requirements under the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and each of the statements of financial condition contained in or incorporated by reference into any such Securities Law Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Company filing such Securities Law Documents as of its date, and each of the statements of income and change in stockholders’ equity and cashflows or equivalent statements in such Securities Law Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, change in stockholders’ equity and changes in cashflows, as the case may be, of the Company’s filing such Securities Law Documents for the periods to which they relate, in each case in accordance with GAAP consistently applied during the period involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

Section 5.6. Absence of Undisclosed Liabilities.

The Company and its Subsidiary have not incurred any liabilities or obligations that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiary prepared in accordance with GAAP in a manner consistent with the Financial Statements except (i) as reflected in the Financial Statements and (ii) for liabilities and obligations incurred in the ordinary course of business since September 30, 2007, none of which is individually or in the aggregate reasonably likely to be material to the Company and its Subsidiary, taken as a whole.

Section 5.7. Events Subsequent to Latest Financial Statements.

Since September 30, 2007, through the date hereof, there have not been any events, changes, conditions, developments or occurrences that, individually or in the aggregate, have had or would be reasonably be expected to have a Material Adverse Effect and, other than as expressly required by this Agreement, the Company and its Subsidiary have conducted their business in the ordinary course, in substantially the same manner in which they have been previously conducted, neither the Company or its Subsidiary has:

(a) amended its Organizational Documents;

(b) purchased, redeemed, retired or otherwise acquired any shares of any of its capital stock;

(c) issued any capital stock or any security convertible into capital stock; granted any registration rights; or declared or paid any dividend or other distribution in respect of shares of its capital stock;

(d) incurred any Debt, other than Debt incurred in the ordinary course of business;

(e) mortgaged, pledged or subjected to any Lien any of its properties or assets, except for Permitted Liens;

(f) except as required by GAAP or required by a change in applicable Law, statute, rule or regulation, (i) made any change in its accounting principles or the methods by which such principles are applied for financial accounting purposes or (ii) revalued any of its assets;

(g) granted any stock options or rights to purchase shares of its capital stock (except for routine employee stock option grants in the ordinary course of business consistent with past practice);

(h) sold, leased or disposed or agreed to sell, lease or dispose of any properties or assets (other than inventory in the ordinary course of business);

(i) merged or consolidated with, purchased substantially all of the assets of, or otherwise acquired any business or any Person;

(j) incurred any damage to or destruction or loss of any assets, not covered by insurance, adversely affecting its properties, assets, business, financial condition or prospects;

(k) declared or paid dividends on any of its capital stock except intercompany dividends and distributions in the ordinary course of business consistent with past practice; or

(l) entered into any agreement, whether oral or written, to do any of the foregoing.

Section 5.8. Regulatory Matters.

(a) Neither the Company, its Subsidiary nor any of its properties is a party to or is subject to any cease and desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of issuers of securities (including, without limitation, the SEC).

(b) The Company has not been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter of similar submission.

(c) The Company has not been advised by any Governmental Authority that it is or may be in violation of any similar federal or state statute.

Section 5.9. Legal Proceedings; Compliance with Laws.

There are no actions, suits or proceedings instituted or pending or, to the Knowledge of the Company, threatened or probable of assertion against the Company or its Subsidiary, or against any property, asset, interest or right of the Company or its Subsidiary, that are reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the financial condition of the Company or its Subsidiary or that are reasonably expected to threaten or impede the consummation of the Merger. The Company or its Subsidiary is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, the Company and its Subsidiary have complied in all material respects with all Laws, ordinances, requirements, regulations or orders applicable to their business (including environmental Laws, ordinances, requirements, regulations or orders).

Section 5.10. Labor Relations.

The Company is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the Knowledge of the Company, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

Section 5.11. Tax Matters.

The Company has filed all federal, state and local Tax Returns and reports required to be filed, and all Taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the Financial Statements for the Company. Except to the extent that liabilities therefor are specifically reflected in the Financial Statements for the Company, there are no federal, state or local Tax liabilities of the Company other than liabilities that have arisen since the date of such financial statements, all of which have been properly accrued or otherwise provided for on the books and records of the Company. No Tax Return or report of the Company is under examination by any Taxing authority or the subject of any administrative or judicial proceeding, and no unpaid Tax deficiency has been asserted against the Company by any Taxing authority.

Section 5.12. Properties.

(a) Schedule 5.12(a) contains a true and complete list of (i) all real property owned by the Company or its Subsidiary and (collectively, the “Owned Real Property”) and for each parcel of Owned Real Property, identifies the correct street address and current use (including business unit, if applicable) of such Owned Real Property. Neither the Company nor its Subsidiary have received any notice of any, and to the Knowledge of the Company there is no, material default under any restrictive covenants, restrictions and conditions affecting the Owned Real Property and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default under any such restrictive covenants, restrictions or conditions, except as, individually or in the aggregate.

(b) Schedule 5.12(b) contains a true and complete list of all Owned Real Property that has been leased, subleased, licensed or is otherwise used or occupied (whether as a landlord, tenant, subtenant or pursuant to other occupancy arrangements) by the Company or its Subsidiary or which the Company or its Subsidiary has the right to use or occupy (collectively, including the improvements thereon, the “Leased Real Property”), and for each piece of Leased Real Property, identifies the correct street address and current use (including business unit, if applicable) of such Leased Real Property. True and complete copies of all agreements (including all written modifications, amendments, supplements, waivers and side letters thereto) under which the Company or its Subsidiary is the landlord, sublandlord, tenant, subtenant, or occupant of the Leased Real Property (each a “Real Property Lease”) that have not been terminated or expired as of the date of this Agreement have been made available to the Purchaser prior to the Effective Time.

(c) The Company and/or its Subsidiaries have good and marketable fee simple title to all Owned Real Property and valid leasehold estates in all Leased Real Property free and clear, in each case, of all Liens other than Permitted Liens.

(d) Other than the Real Property Leases, none of the Owned Real Property or the Leased Real Property is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Owned Real Property or Leased Real Property or any part thereof.

(e) Each Real Property Lease is in full force and effect and constitutes the valid and legally binding obligation of the Company or its Subsidiary enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law) or by an implied covenant of good faith and fair dealing, and there is no default under any Real Property Lease either by the Company or its Subsidiary party thereto or, to the Knowledge of the Company, by any other party thereto that have had or would be reasonably expected to have a Material Adverse Effect.

(f) There do not exist any violations of building codes or pending condemnation or eminent domain proceedings that affect any Owned Real Property or, to the Knowledge of the Company, any such proceedings that affect any Leased Real Property or, to the Knowledge of the Company, any threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property, and neither the Company nor any of its Subsidiary has received any written notice of the intention of any Governmental Authority or other Person to take or use any Owned Real Property or Leased Real Property.

(g) The buildings and improvements on the Owned Real Property and the Leased Real Property are in good condition and in a state of good and working maintenance and repair, ordinary wear and tear excepted.

Section 5.13. Employees.

Each of the Company and its Subsidiary have no paid employees and does not provide benefits to any of its employees.

Section 5.14. Insurance.

A complete list of all policies or binders of fire, liability, product liability, workmen’s compensation, vehicular and other insurance held by or on behalf of the Company and its Subsidiary has been provided to the Purchaser. All such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by the Company and its Subsidiary. The Company and its Subsidiary are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. The Company and its Subsidiary have not received notice of cancellation or nonrenewal of any such policy or binder. To the Knowledge of the Company there is no inaccuracy in any application for such policies or binders, failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against them not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. The Company and its Subsidiary have not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

Section 5.15. Environmental Matters.

(a) The Company and its Subsidiary are in material compliance with all Environmental Laws. The Company or its Subsidiary has not received any communication alleging that the Company or its Subsidiary is not in such compliance and, to the best Knowledge of the Company, without the duty to conduct any additional investigation, there are not present circumstances that would prevent or interfere with the continuation of such compliance.

(b) The Company and its Subsidiary have not received notice of pending, and are not aware of any threatened, legal, administrative, arbitral or other proceedings, asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition of, any material liability arising under any Environmental Laws upon (i) the Company or its Subsidiary, (ii) any Person or entity whose liability for any Environmental Claim the Company or its Subsidiary has or may have retained either contractually or by operation of Law, (iii) any real or personal property owned or leased by the Company or its Subsidiary, or any real or personal property which the Company or its Subsidiary has been, or is, judged to have managed or to have supervised or to have participated in the management of, or (iv) any real or personal property in which the Company or its Subsidiary holds a security interest securing a loan recorded on the books of the Company or its Subsidiary. The Company or its Subsidiary is not subject to any agreement, order, judgment, decree or memorandum by or with any court, Governmental Authority, regulatory agency or third party imposing any such liability.

(c) With respect to all real and personal property owned or leased by the Company or its Subsidiary, or all real and personal property which the Company or its Subsidiary has been, or is, judged to have managed or to have supervised or to have participated in the management of, the Company will promptly provide access to copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. To the Knowledge of the Company, the Company and its Subsidiary are in compliance in all material respects with all recommendations contained in any such environmental audits, analyses and surveys.

(d) To the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against the Company or its Subsidiary or against any Person or entity whose liability for any Environmental Claim the Company or its Subsidiary has or may have retained or assumed either contractually or by operation of Law.

Section 5.16. Fees and Expenses of Brokers and Others.

Neither Company nor its Subsidiary (i) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (ii) is committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated by this Agreement or (iii) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except in each case that Company has engaged the Company Financial Advisor to represent it in connection with such transactions and shall pay all of the Company Financial Advisor’s fees and expenses in connection with such engagement.

Section 5.17. Proxy Statement.

(a) At the time the Proxy Statement is mailed to the stockholders of the Company for the solicitation of proxies for the Company Stockholder Approval and at all times subsequent to such mailings up to and including the times of such approvals, such Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company, this Agreement, the Merger and all other transactions contemplated hereby that has been furnished in writing by the Company expressly for inclusion therein, will:

(i) comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts, to the extent such Laws, rules and regulations, or any of them are applicable; and

(ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

Section 5.18. Material Contracts.

Each of the Contracts required by applicable Law to be filed as an exhibit to the Company’s Securities Law Documents has been so filed, is valid and binding on the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, on each counterparty and is in full force and effect, and neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or its Subsidiary, or, to the Knowledge of the Company, any other party thereto, except for such failures to be valid, binding or in full force and effect and such breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.19. Intellectual Property.

Except for those matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect the Company or its Subsidiary exclusively owns, without restrictions, or is licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, Internet domain names, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material that are used in the business of the Company or its Subsidiary as currently conducted (the “Company Intellectual Property”). Neither the Company nor its Subsidiary is, or as a result of the execution, delivery or performance of the Company’s obligations hereunder will be, in material violation of, or lose any material rights pursuant to, any Company Intellectual Property. All granted and issued patents and all registered trademarks and service marks and all copyrights held by the Company or its Subsidiary are valid, enforceable and subsisting. To the Knowledge of the Company, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including, without limitation, any employee or former employee.

Section 5.20. State Takeover Statutes.

The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the provisions of Article 14 and Article 14.1 of the VSCA. To the Knowledge of the Company, no other state takeover, “moratorium,” “fair price,” “affiliate transaction” or similar statute or regulation under any Law is applicable to this Agreement and the transactions contemplated hereby.

Section 5.21. Vote Required.

The Company Stockholder Consent is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and the transactions contemplated hereby.

Section 5.22. Books and Records.

The stock record books and minute book of the Company and its Subsidiary which have been made available to the Purchaser are complete and correct in all material respects.

Section 5.23. Affiliate Transactions.

Except as disclosed in the Company’s Securities Law Documents, neither the Company nor its Subsidiary is a party to any agreement with any Affiliate or any stockholder of the Company.

ARTICLE VI

COVENANTS

Section 6.1. Conduct of the Business of the Company.

(a) The Company agrees that from the date hereof to the Effective Date it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its best efforts to preserve intact its relationships with Persons having business dealings with it. Without limiting the generality of the foregoing, each agrees that it will not, without the prior written consent of the others:

(i) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock;

(ii) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

(iii) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee;

(iv) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment, retention, change in control or consulting agreement;

(v) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

(vi) Knowingly waive any right to substantial value;

(vii) Enter into material transactions otherwise than in the ordinary course of its business;

(viii) Alter, amend or repeal its Articles of Incorporation or Bylaws;

(ix) Propose or take any other action which would make any of its representations or warranties in Article V of this Agreement untrue.

Section 6.2. Appraisal.

The parties agree that as soon as possible, but in any event within 45 days after the date of this Agreement, the parties will obtain appraisals (the “Appraisals”) for all of the Company’s Owned Real Property by disinterested real estate appraisers who shall be members of the Appraisal Institute or appraisers licensed under applicable state Laws and who shall be mutually acceptable to the Purchaser and the Company. Each of the Purchaser and the Company shall have the right, which may not be unreasonably withheld, to approve the appraiser or appraisers who are selected to determine the Appraised Value. The Purchaser and the Company agree that all of the Appraisals shall be made without reference or regard to the terms and conditions of this Agreement. Copies of the Appraisals when complete will be delivered to each of the Purchaser and the Company. The appraiser for each Appraisal shall determine the fair market value of the respective parcel of the Company’s Owned Real Property. The Purchaser’s Financial Advisor and the Company’s Financial Advisor shall calculate the Appraised Value based on the aggregate fair market value determined by the Appraisals for each parcel of the Company’s Owned Real Property, which calculation shall be conclusive.

Section 6.3. Stockholders’ Meeting.

(a) The Company shall, in accordance with applicable Law and the Company’s Articles of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) as soon as practicable following execution of this Agreement for the purpose of considering and taking action upon this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and include such recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be required to hold the Special Meeting unless this Agreement is terminated in accordance with Section 7.1.

(b) The Purchaser and the Company shall prepare the Proxy Statement as promptly as practicable. The Company shall cause the Proxy Statement to be mailed to its stockholders and shall take all reasonably required action to solicit proxies in favor of the approval and adoption of this Agreement and approval of the Merger.

(c) The Purchaser shall, upon request by the Company, furnish the Company with all information concerning the Purchaser, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company or any of its respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. If at any time prior to the Effective Time, the Purchaser should become aware of any event relating to the Purchaser or any of its Subsidiaries that is required under applicable Law to be disclosed in an amendment or supplement to the Proxy Statement, the Purchaser shall promptly so inform the Company and will furnish to the Company all information relating to such event that is required under applicable Law to be disclosed in an amendment or supplement to the Proxy Statement.

(d) The Purchaser agrees that it will vote, or cause to be voted, all of the Shares then owned by it or any of its other Subsidiaries in favor of the approval of the Merger and this Agreement.

Section 6.4. Filings; Approvals and Consents; Cooperation.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b) The Company and the Purchaser each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Purchaser, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement.

(c) The Company and the Purchaser shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other material communications received by the Purchaser or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement.

Section 6.5. Access to Information; Confidentiality Agreements.

Between the date of this Agreement and the Effective Time, the Company shall (i) afford to the Purchaser reasonable access during normal business hours to the Company’s properties, books, Contracts, records (including Tax Returns) and employees (subject to reasonable procedures, including appointment of a management representative to coordinate and supervise such access to such employees), (ii) use reasonable best efforts to cause the Company’s consultants and independent public accountants to provide access to their work papers and such other information as the Purchaser may reasonably request and (iii) furnish promptly to the Purchaser (A) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities Laws, (B) each written update provided to its Board of Directors on the financial performance and projections for the Company or any of its Subsidiaries and (C) other information concerning its business and properties as the Purchaser may reasonably request. Until the Effective Time, all such information shall be kept confidential by the Purchaser.

Section 6.6. Anti-takeover Statutes.

If any anti-takeover or similar statue or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Purchaser and the Company and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 6.7. No Solicitation.

(a) The Company shall not, nor shall it authorize or permit its Subsidiary, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by the Company or its Subsidiary in connection with the Transactions (collectively, “Representatives”) to, directly or indirectly through another Person, (i) solicit, initiate, or knowingly encourage or facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal (as defined herein) or (ii) other than solely informing Persons of the provisions contained in this Section 6.7, participate in any discussions or negotiations regarding any Takeover Proposal, or furnish to any Person any information in connection with, or in furtherance, of any Takeover Proposal. The Company shall, and shall cause its Subsidiary and instruct its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person previously conducted with respect to any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, in response to an unsolicited bona fide written Takeover Proposal made after the date hereof that the Company’s Board of Directors determines in good faith (after receiving the advice of a recognized financial advisor with experience in bank and banking property transactions) constitutes or is reasonably likely to result in a Superior Proposal (as defined herein), the Company may, if the Company’s Board of Directors determines in good faith (after receiving the advice of its outside counsel) that there is a reasonable probability that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, and after giving the Purchaser prompt written notice of such determination, (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement not less restrictive on such Person than the Mutual Non-Disclosure Agreement, effective as of November 28, 2007, between the Purchaser and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), provided that all such information (to the extent that such written information that has not been previously provided or made available to the Purchaser) is provided or made available to the Purchaser, as the case may be, prior to or substantially concurrent with the time it is provided or made available to such Person, as the case may be, and (B) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

(b) Except as expressly permitted by this Section 6.7(b), the Board of Directors of the Company shall not (i)(A) withdraw or modify, in a manner adverse to the Purchaser, the recommendation by such Board of Directors that stockholders of the Company approve this Agreement (the “Company Board Recommendation”) or (B) publicly recommend to the stockholders of the Company a Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) (it being understood and agreed that any “stop, look and listen” communication by the Board of Directors to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act, or any similar communication to the stockholders shall not constitute a Company Adverse Recommendation Change) or (ii) authorize the Company or any of its Subsidiaries to enter into any merger, acquisition or similar agreement with respect to any Takeover Proposal (other than a confidentiality agreement) (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, in response to a Superior Proposal, the Board of Directors of the Company may, if it determines in good faith (after receiving the advice of its outside counsel) that there is a reasonable probability that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, withdraw or modify the Company Board Recommendation, recommend such Superior Proposal and/or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Superior Proposal), but only after the third business day following the Purchaser’s receipt of written notice from the Company (an “Alternative Transaction Notice”) containing a description of the material terms of such Superior Proposal, and provided that the Board of Directors of the Company continues to believe, following such third business day that such Takeover Proposal still constitutes a Superior Proposal after taking into account any changes to the terms of this Agreement proposed by the Purchaser in response to an Alternative Transaction Notice.

(c) For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person (other than the Purchaser and its Subsidiaries) relating to any (A) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries of the Company, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Company Common Stock, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the Transactions.

“Superior Proposal” means a proposal or offer to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the issued and outstanding Company Common Stock, or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board of Directors of the Company determines in its good faith and reasonable judgment (after consultation with a recognized financial advisor with experience in bank and banking property transactions and in light of all relevant circumstances, including all the terms and conditions of such proposal and this Agreement) to be more favorable to the Company’s stockholders than the Merger and the other Transactions.

(d) Nothing in this Section 6.7 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law, if such Board determines, after consultation with outside counsel, that failure to so disclose such position could constitute a violation of applicable Law. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto shall not be deemed a withdrawal or modification, or proposal by the Board of Directors of the Company to withdraw or modify, the Company Board Recommendation, or an approval or recommendation with respect to such Takeover Proposal.

Section 6.8. Tax-Free Reorganization.

(a) This Agreement is a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Purchaser nor the Company or any of their affiliates shall knowingly take any action that could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

(b) Officers of the Company shall execute and deliver to Troutman Sanders LLP, at the time the Proxy Statement or any amendment thereto is distributed and on or about the Closing Date, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver any Tax opinion with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Company does not know of any reason why the Company will not be able to deliver such certificates.

(c) Officers of Purchaser shall execute and deliver to each of Company’s and Purchaser’s counsel at the time the Proxy Statement or any amendment thereto is distributed and on or about the Closing Date, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable Troutman Sanders LLP to deliver any Tax opinion with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Purchaser does not know of any reason why Purchaser will not be able to deliver such certificates.

Section 6.9. Restructuring.

The parties agree that the transactions contemplated by this Agreement may be restructured as necessary in order for the Purchaser to comply with any applicable rules or regulations of any Governmental Authority, including without limitation, any banking or corporate requirements; provided that any such restructuring will not alter in any way the Merger Consideration to be issued in the Merger.

ARTICLE VII

CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

Section 7.1. Conditions Precedent to Each Party’s Obligation to Effect the Merger.

The respective obligations of each party hereto to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions precedent:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunction or Restraint. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

(c) Tax Opinion. The Purchaser and the Company shall have received a written opinion of Troutman Sanders LLP, special counsel to the Purchaser, dated as of the Effective Time, in form and substance reasonably satisfactory to the Purchaser and the Company, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368 of the Code and (B) the Company and the Purchaser will each be a “party to the reorganization” within the meaning of Section 368 of the Code. In rendering such opinion, Troutman Sanders LLP may require and rely upon representations and covenants including those contained in certificates of officers of the Purchaser and the Company. The issuance of such Tax opinion shall be conditioned upon receipt by Troutman Sanders LLP of representation letters from each of the Purchaser and the Company reasonably satisfactory in form and substance to Troutman Sanders LLP.

Section 7.2. Conditions Precedent to the Purchaser’s Obligation to Effect the Merger.

The obligations of the Purchaser to consummate the Merger shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions precedent:

(a) Representations and Warranties of the Company. The representations and warranties made by the Company in Article V hereof shall be true and correct (i) in all respects at and as of the Effective Time (as to representations and warranties qualified or limited by the term “Material Adverse Effect,” the word “material” and phrases of like import), and (ii) in all material respects at and as of the Effective Time (as to representations and warranties not qualified or limited by the term “Material Adverse Effect,” the word “material” and phrases of like import), in each case with the same force and effect as though made at and as of the Effective Time (except to the extent they relate to a specific date).

(b) Obligations and Covenants of the Company. The Company shall have performed and complied with, in all material respects, all obligations and covenants to be performed or complied with by it under this Agreement on or before the Effective Time.

(c) No Material Adverse Change. During the period from the date of this Agreement to the Closing Date, there shall not have occurred any Material Adverse Effect that continues to exist on the Closing Date and as of the Effective Time.

(d) Officers’ Certificate. The Purchaser shall have received at the Effective Time a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying fulfillment of the conditions set forth in Sections 7.2(a), (b) and (c) hereof.

(e) No Pending Governmental Authority Action. No Governmental Authority shall have instituted an action or proceeding that remains pending seeking to enjoin, restrain, prevent or prohibit consummation of the Merger.

(f) Reasonable Documentation. All proceedings, corporate or other, to be taken by the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser and Merger Subsidiary and counsel for the Purchaser and Merger Subsidiary, and the Company shall have made available to the Purchaser and Merger Subsidiary for examination the originals or true and correct copies of all documents that the Purchaser and Merger Subsidiary may reasonably request in connection with the transactions contemplated by this Agreement.

Section 7.3. Conditions Precedent to the Company’s Obligation to Effect the Merger.

The obligations of the Company to consummate the Merger shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions precedent:

(a) Representations and Warranties of the Purchaser. The representations and warranties made by the Purchaser in Article IV hereof shall be true and correct (i) in all respects at and as of the Effective Time (as to representations and warranties qualified or limited by the term “material adverse effect,” the word “material” and phrases of like import), and (ii) in all material respects at and as of the Effective Time (as to representations and warranties not qualified or limited by the term “material adverse effect,” the word “material” and phrases of like import), in each case with the same force and effect as though made at and as of the Effective Time (except to the extent they relate to a specific date).

(b) Obligations and Covenants of the Purchaser. The Purchaser shall have performed and complied with, in all material respects, all obligations and covenants to be performed or complied with by it under this Agreement on or before the Effective Time.

(c) Officers’ Certificate. The Company shall have received at the Effective Time a certificate of the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying fulfillment of the conditions set forth in Sections 7.3(a) and (b) hereof.

ARTICLE VIII

TERMINATION

Section 8.1. Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of the Company and the Purchaser duly authorized by each of their respective Boards of Directors; or

(b) by the Company or the Purchaser:

(i) if the Merger shall not have been consummated on or before June 30, 2008 (the “Walk-Away Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement; and provided, further, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to the Company if a vote on the adoption and approval of this Agreement and the Merger shall not yet have occurred at a duly convened Special Meeting;

(ii) if the Company Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by the Company:

(i) if the Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3(a) or (b) and (y) cannot be cured by the Purchaser by the Walk-Away Date or, if curable, is not cured within 30 days after the Purchaser receives written notice from the Company of such breach;

(ii) if pursuant to Section 6.7(b) the Board of Directors of the Company withdraws, modifies or changes its recommendation that the stockholders of the Company approve this Agreement in a manner adverse to the Purchaser and its stockholders;

(d) by the Purchaser:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.2 and (y) cannot be cured by the Company by the Walk-Away Date or, if curable, is not cured within 30 days after the Company receives written notice from the Purchaser of such breach;

(ii) if the Board of Directors of the Company withdraws, modifies or changes its recommendation that the stockholders of the Company approve this Agreement in a manner adverse to the Purchaser and its stockholders, unless such withdrawal, modification or change is as a result of a breach by the Purchaser that would entitle the Company to terminate this Agreement or as a result of a Material Adverse Effect on the Purchaser; or

(iii) if the Appraised Value is less than 97% of the aggregate of the sum of the tax assessed values of the Owned Real Property as of December 31, 2007.

Section 8.2. Rights on Termination.

In the event of termination and abandonment of the Merger by any party pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall terminate and the Merger and the other transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 8.1 of this Agreement, this Agreement shall become void and of no further force and effect, except (i) for the provisions of Section 8.2, Section 8.4 and Article IX, and (ii) that no such termination shall relieve any party of liability for any fraud or any willful breach of this Agreement.

Section 8.3. Termination Fees.

(a) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), then the Company shall pay by wire transfer of same-day funds to the Purchaser a termination fee of $500,000 (the “Termination Fee”). The Purchaser’s acceptance of the Termination Fee shall constitute conclusive evidence that this Agreement has been validly terminated.

(b) In the event that the Purchaser shall terminate this Agreement pursuant to Section 8.1(d)(ii), and a definitive agreement is entered into by the Company with respect to the Takeover Proposal that gave rise to the Company Adverse Recommendation Change within six months after such termination of this Agreement, then the Company shall, on the date such

Takeover Proposal is consummated, pay by wire transfer of same-day funds to the Purchaser an amount equal to the Termination Fee; provided, however, that for the purpose of this Section 8.3(b), all references in the definition of Takeover Proposal to “20%” shall instead be deemed to refer to “a majority.”

(c) In the event that (i)(A) the Purchaser validly terminates this Agreement pursuant to Section 8.1(d)(i) due to a willful breach by the Company of any covenant or agreement contained in this Agreement or pursuant to Section 8.1(b)(i) or (B) either the Purchaser or the Company terminates this Agreement pursuant to Section 8.1(b)(ii), (ii) prior to the time of such termination a bona fide Takeover Proposal has been publicly made or otherwise made known to the Company’s stockholders and not withdrawn or rejected by the Company’s Board of Directors prior to such termination, and (iii) a definitive agreement is entered into by the Company with respect to such Takeover Proposal within six months after such termination of this Agreement, the Company shall, on the date such Takeover Proposal is consummated, pay by wire transfer of same-day funds the Termination Fee to the Purchaser; provided, however, that for the purpose of this Section 8.3, all references in the definition of Takeover Proposal to “20%” shall instead be deemed to refer to “a majority.”

(d) The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions. In the event that the Company shall fail to pay the Termination Fee when due, the Company shall reimburse the Purchaser for all reasonable costs and expenses actually incurred or accrued by the Purchaser (including reasonable fees and expenses of counsel) in connection with the Purchaser’s enforcement of this Section 8.3.

Section 8.4. Remedies.

Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Survival of Representations and Warranties.

The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 8.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article III and Section 6.4 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 8.2 and 8.4 and this Article IX shall survive termination indefinitely.

Section 9.2. Amendment.

At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective Boards of Directors; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

Section 9.3. Extension; Waiver.

At any time prior to the Effective Time, any party may, subject to applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Notwithstanding the foregoing, no failure or delay by the Company or the Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.4. Entire Agreement; Assignment.

This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of Law or otherwise.

Section 9.5. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telecopy, telegram or telex, by nationally recognized overnight delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Purchaser :

1300 Kings Mountain Road

Martinsville, Virginia 24112

Attention: Phyllis Q. Karavatakis

Telephone: (276) 656-1776

Telecopy: (276) 656-6766

with a copy to:

Jacob A. Lutz, III, Esquire

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

Telephone: (804) 697-1200

Telecopy: (804) 697-1339

if to the Company:

1300 Kings Mountain Road

Martinsville, Virginia 24112

Attention: Worth Harris Carter, Jr.

Telephone: (276) 656-1776

Telecopy: (276) 656-6766

with a copy to:

John L. Gregory, III, Esquire

Young, Haskins, Mann, Gregory,

McGarry & Wall P.C.

400 Starling Avenue

P.O. Box 72

Martinsville, Virginia 24114-0072

Telephone: (276) 638-2367

Telecopy: (276) 638-1214

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the Western District of the Commonwealth of Virginia or any Virginia state court sitting in Henry County, Virginia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and, in connection with any such matter, to service of process by notice as otherwise provided herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the Commonwealth of Virginia or a Virginia state court.

(b) Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

Section 9.7. Descriptive Headings.

The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 9.8. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.9. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 9.10. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

Section 9.11. Fees and Expenses.

The costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 9.12. Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.13. Joint Participation.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

CARTER BANK & TRUST

By:	/s/ Phyllis Q. Karavatakis
Phyllis Q. Karavatakis
Senior Vice President and Cashier

BANK BUILDING CORPORATION

By:	/s/ Worth Harris Carter, Jr.
Worth Harris Carter, Jr.
Chairman of the Board and President

Exhibit A

PLAN OF MERGER

merging

BANK BUILDING CORPORATION,

a Virginia corporation

with and into

CARTER BANK & TRUST,

a Virginia corporation

1. Merger. Bank Building Corporation, a Virginia corporation (the “Company”), shall, upon the effective time and date set forth in the Articles of Merger (the “Articles of Merger”) to be filed with the State Corporation Commission (the “SCC”) of the Commonwealth of Virginia (such time being referred to herein as the “Effective Time”), be merged (the “Merger”) with and into Carter Bank & Trust, a Virginia corporation (the “Purchaser”). As a result of the Merger, the separate corporate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation following the Merger (the “Surviving Corporation”). The corporate existence of the Purchaser, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected and unimpaired by the Merger.

2. Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, immunities, powers and franchises of the Purchaser and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Purchaser and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

3. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall continue and shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA or the articles of incorporation of the Surviving Corporation.

4. Bylaws. At the Effective Time, the Bylaws of the Purchaser in effect immediately prior to the Effective Time shall continue and shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA, the articles of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

5. Board of Directors. The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

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6. Officers. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

7. Manner and Basis of Converting Shares of Purchaser Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company or the holder of any Shares or the holder of any capital stock of the Purchaser:

(a) Capital Stock of the Company. Each Share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be converted into and become that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation, equal to the greater of (i) 2.255 or (ii) the number that is derived by taking the Appraised Value plus Other Assets less Total Liabilities less two-thirds of the Deferred Tax Amount and dividing the resulting number by 398,244 and then dividing the per share result by $9.25 (the “Merger Consideration”).

(b) Cancellation of Shares. Each Share of Company Common Stock and all other shares of capital stock of the Company that are owned, directly or indirectly, by the Company or any wholly owned Subsidiary of the Company (except for Shares owned on behalf of third parties) and all Shares of Company Common Stock and all other shares of capital stock of the Company that are owned, directly or indirectly, by the Purchaser or any other wholly owned Subsidiary of the Purchaser (except for Shares owned on behalf of third parties) shall be automatically canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(c) Capital Stock of the Purchaser. Each share of the capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall remain a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d) All Shares of Company Common Stock, when converted as provided in Section 7(a), no longer shall be outstanding and automatically shall be canceled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration and shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such Shares shall have been converted.

(e) The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Company Common Stock except as otherwise provided herein or by Law and, upon the surrender of Certificates in accordance with the provisions of Section 8, such Certificates shall represent only the right to receive the Merger Consideration to be exchanged in consideration therefore and shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Purchaser Common Stock into which such Shares shall have been converted.

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(f) Fractional Shares. No certificates or scrip representing fractional shares of the Purchaser Common Stock shall be issued, and no holder of shares of Company Common Stock shall be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Purchaser that would otherwise be issued as fractional shares to such stockholder. In lieu of any fractional shares of stock that would otherwise be issued, each stockholder that would have been entitled to receive a fractional share of the Purchaser Common Stock shall, upon proper surrender of such person’s Certificates, receive a cash payment equal to such fraction multiplied by $9.25.

8. Notices to Stockholders; Payment for Shares.

(a) Notices to Stockholders. As promptly as practicable after the Effective Time, the Surviving Corporation shall, or shall cause the Transfer Agent to, mail to each holder of record of Common Stock prior to the Effective Time (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent, and which letter shall be in customary form and have such other provisions as the Purchaser may reasonably specify (the “Letter of Transmittal”), and (ii) instructions for effecting the surrender of such Certificates for exchange.

(b) Exchange. Upon surrender of a Certificate for cancellation to the Transfer Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Transfer Agent) the holder of such Certificate shall be entitled to receive in respect thereof the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled.

(c) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser, the posting by such Person of a bond, in such reasonable amount as the Purchaser may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Transfer Agent will pay, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration pursuant to this Section 8.

(d) Withholding. Each of the Transfer Agent and the Purchaser will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Law related to Taxes. To the extent that amounts are so withheld by the Transfer Agent or Purchaser, as the case may be, such withheld amounts (i) will be remitted by the Transfer Agent or the Purchaser, as the case may be, to the applicable Governmental Authority, and (ii) will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Purchaser.

9. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares of Company Common Stock thereafter on the records of the Surviving Corporation.

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10. Appraisal Rights. Notwithstanding any other provision of this Plan of Merger to the contrary, each Share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 13.1-730 of the VSCA (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such Shares instead shall, from and after the Effective Time, be canceled and shall cease to exist and shall represent only the right to receive payment of the appraised value of such Shares of Company Common Stock held by them in accordance with the provisions of such Section 13.1-730 (less any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law), except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares of Company Common Stock under such Section 13.1-730 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in this Plan of Merger, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Shares of Company Common Stock.

11. Amendment. At any time prior to the Effective Time, this Plan of Merger may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by Boards of Directors of the Company or the Purchaser; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

12. Defined Terms. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a) “Appraised Value” shall mean 97% of the fair market value of the Owned Real Property of the Company as determined by certified appraisals by disinterested real estate appraisers who shall be members of the Appraisal Institute or appraisers licensed under applicable state Laws.

(b) “Certificates” shall mean the certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock.

(c) “Code” shall mean, as appropriate, the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

(d) “Company Common Stock” shall mean the common stock, no par value per share, of the Company.

(e) “Company Stockholder Approval” shall mean the affirmative vote (in person or by proxy) of the holders of at least 66 2/3% of the outstanding shares of Company Common Stock at the Special Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement.

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(f) “Deferred Tax Amount” shall mean 35% of the amount by which the Appraised Value exceeds the Tax basis of the Owned Real Property of the Company as of December 31, 2007.

(g) “GAAP” shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

(h) “Governmental Authority” shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

(i) “Law” shall mean any federal, state, foreign, supranational, provincial, local or other law or treaty or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

(j) “Other Assets” shall mean the book value calculated in accordance with GAAP as of December 31, 2007 of all of the assets of the Company except for the Owned Real Property of the Company.

(k) “Owned Real Property” shall mean all real property owned by the Company or its Subsidiary.

(l) “Person” shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(m) “Purchaser Common Stock” shall mean the common stock, $1.00 par value per share, of the Purchaser.

(n) “Shares” shall mean shares of Company Common Stock.

(o) “Special Meeting” shall mean a special meeting of the stockholders of the Company, duly called, noticed, convened and held, in accordance with applicable Law and the Company’s Articles of Incorporation and Bylaws, for the purpose of considering and taking action upon the Merger.

(p) “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination

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thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary (collectively, “Subsidiaries”).

(q) “Tax Returns” shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes.

(r) “Taxes” shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including, without limitation, income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, whether disputed or not, together with any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

(s) “Total Liabilities” shall mean the carrying amount of all of the liabilities of the Company as calculated in accordance with GAAP as of December 31, 2007.

(t) “Transfer Agent” shall mean the Purchaser.

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